UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2014

Date of Report (Date of earliest event reported)

BIO-SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-147917	90-0557171
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

40 Easthampton B, West Palm Beach, FL, 33417

(Address of Principal Executive Offices) (Zip Code)

(888) 987-6315

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No 1 to Form 8-K filed October 1, 2014 provides additional disclosure information concerning the related party relationship between the Registrant’s CEO and BTB Management LLC and the purchase of the Glucose Health Natural Blood Sugar Maintenance product from BTB Management LLC; the unregistered sales of the Registrant’s equity securities issued for the purchase of the Glucose Health Natural Blood Sugar Maintenance product from BTB Management LLC and issued for compensation to Mr. Fleming as the Registrant’s CEO; and the change in control of the Registrant.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 1, 2014, the Company entered into an Intellectual Property Purchase Agreement to purchase the Glucose Health Natural Blood Sugar Maintenance product from BTB Management LLC. The agreement requires BTB Management LLC to transfer to the Company, all rights, title and interest, in and to, its Glucose Health Natural Blood Sugar Maintenance product. To the extent that any aspect of the intellectual property is not directly transferable to the Company, BTB Management LLC granted a royalty-free and perpetual, world license. In consideration, BTB Management LLC was paid Fifteen Million (15,000,000) unregistered shares of the Company’s common stock. The sole member of BTB Management LLC is Murray Fleming, the Company’s CEO. The agreement is attached as Exhibit 10.1.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On October 1, 2014, the Company entered into an agreement with BTB Management LLC and issued 15,000,000 unregistered shares of the Company’s the common stock.  On October 1, 2014, the Company entered into a consulting agreement with Murray Fleming and issued 15,000,000 unregistered shares of the Company’s common stock in lieu of cash compensation. The Company relied upon Section 4(2) of the Securities Act of 1933 to issue the securities.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On October 1, 2014, the Company entered into an agreement and issued 15,000,000 unregistered shares of the Company’s common stock to BTB Management LLC.  Murray Fleming is the sole member of BTB Management LLC and exercises voting control over these 15,000,000 shares. On October 1, 2014, the Company entered into an agreement and issued 15,000,000 unregistered shares of the Company’s common stock to Murray Fleming.  The 15,000,000 shares issued to Mr. Fleming directly and the 15,000,000 shares issued to BTB Management LLC, over which Mr. Fleming exercises voting control, constitute a change of the control of the Company. On October 1, 2014, Mr. Fleming beneficially owned 30,000,000 shares or 50.1% of the outstanding shares of the Company’s common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS, COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On October 1, 2014, Murray Fleming was appointed the Company’s Chief Executive Officer for the 12-month period ending October 1, 2015.  From 2006 to the present date, Mr. Fleming has been the principal of BTB Management LLC, an organization offering business planning and market research, investor relations services and publications.  Additionally, since 2006, Mr. Fleming has been the largest shareholder of Ryox Corporation (dba Ryox Capital), a privately held investment company. Mr. Fleming earned a Bachelor of Arts degree with formal concentrations in Economics & Environmental Studies from the University of Victoria in May of 1986. In addition to serving as Chief Executive Officer of Bio-Solutions Corp., Mr. Fleming is a member of the Board of Directors of Canna Brands, Inc. and Nacel Energy Corporation – both publicly traded companies.

On October 1, 2014, the Company entered into a management consultant agreement and issued 15,000,000 unregistered shares of the Company’s common stock to Murray Fleming in lieu of any cash in consideration for entering into the agreement.. The consulting agreement is attached as Exhibit 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Intellectual Property Purchase Agreement dated October 1, 2014 (included as Exhibit 10.1 to the Form 8-K filed October 1, 2014).

10.2	Consulting agreement between Bio-Solutions Corp. and Murray Fleming dated October 1, 2014 (included as Exhibit 10.2 to the Form 8-K filed October 1, 2014).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-SOLUTIONS CORP.

Date: October 23, 2014	By	/s/ James Hodge
James Hodge,
Chairman of the Board of Directors

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Intellectual Property Purchase Agreement dated October 1, 2014 (included as Exhibit 10.1 to the Form 8-K filed October 1, 2014).

10.2	Consulting agreement between Bio-Solutions Corp. and Murray Fleming dated October 1, 2014 (included as Exhibit 10.2 to the Form 8-K filed October 1, 2014).

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